UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2020 (February 4, 2020)

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 669-3900

(Former Name or Former Address, if Changed Since Last Report)

__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	AMTD	The Nasdaq Stock Market LLC Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2020, TD Ameritrade Holding Corporation (“TD Ameritrade”) entered into a term sheet agreement with Stephen J. Boyle in respect of his service as interim President and Chief Executive Officer, effective as of November 20, 2019 (the “Boyle Agreement”). The Boyle Agreement provides that Mr. Boyle will serve in this position through the effective time of the Merger (as defined below) unless his employment is terminated or he ceases serving in this position at an earlier date.

Pursuant to the Boyle Agreement, Mr. Boyle is entitled to (i) an annual base salary of $800,000, and (ii) an annual incentive award with a total blended target opportunity of $4,400,000 for TD Ameritrade’s 2020 fiscal year and a total target opportunity of $4,750,000 for TD Ameritrade’s 2021 fiscal year. TD Ameritrade will also continue to pay for Mr. Boyle’s New York apartment in accordance with his prior arrangement through the expiration of the current lease on July 13, 2020.

In the event of Mr. Boyle’s termination of employment without cause or for good reason, in each case, during the period from November 20, 2019 through the earlier to occur of (i) 12 months after the effective date of the merger of a wholly owned subsidiary of The Charles Schwab Corporation (“Schwab”) with and into TD Ameritrade (the “Merger”) pursuant to, and subject to the terms and conditions of, the Agreement and Plan of Merger, dated as of November 24, 2019, among TD Ameritrade, Schwab and Americano Acquisition Corp. (the “Merger Agreement”) and (ii) the date that the Merger Agreement is terminated without the occurrence of the Merger (such period, the “Severance Protection Period”), subject to Mr. Boyle’s execution of a release of claims and compliance with his existing restrictive covenants, Mr. Boyle will be entitled to the following severance benefits:

•	A lump sum cash severance payment equal to $2,875,000;

•	To the extent not previously paid, a lump sum cash payment in respect of Mr. Boyle’s 2020 fiscal year annual incentive opportunity based on target performance and (a) prorated for the portion of TD Ameritrade’s 2020 fiscal year that has elapsed through the date of termination, if such termination occurs prior to the effective time of the Merger or (b) prorated from the effective time of the Merger through the date of termination, if such termination occurs on or after the effective time of the Merger;

•	If the date of termination occurs in TD Ameritrade’s 2021 fiscal year, a lump sum cash payment in respect of Mr. Boyle’s 2021 fiscal year annual incentive opportunity based on (a) target performance, if the termination is prior to the effective time of the Merger, or (b) $2,150,000 (or, if greater, Mr. Boyle’s incentive opportunity for his role following the effective time of the Merger), if the termination is after the effective time of the Merger, in each case, prorated for the portion of TD Ameritrade’s 2021 fiscal year that has elapsed through the date of termination;

•	A lump sum payment equal to 18 months of the employer portion of his COBRA premiums; and

•	Treatment of outstanding and unvested equity awards in accordance with the terms of the applicable award agreements, which, for the avoidance of doubt, provide for accelerated vesting in the event of involuntary termination upon retirement or within 24 months of a change in control.

In the event of Mr. Boyle’s involuntary termination of employment by TD Ameritrade without cause after the expiration of the Severance Protection Period, subject to Mr. Boyle’s execution of a release of claims and compliance with his existing restrictive covenants, Mr. Boyle will be entitled to the following severance benefits:

•	4 weeks of base salary for each completed year of service up to a maximum of 104 weeks (2 years);

•	4 weeks of target cash incentive for each completed year of service up to a maximum of 104 weeks (2 years);

•	A lump sum payment equal to 12 months of the employer portion of his COBRA premiums; and

•	Immediate full vesting of all outstanding restricted stock units.

The Boyle Agreement provides that, if the compensation and benefits payable thereunder would be subject to Section 280G of the Internal Revenue Code, such amounts would be reduced to the extent such reduction would place Mr. Boyle in a better after-tax position. The Boyle Agreement also provides that, in order to mitigate the impact of Section 280G of the Internal Revenue Code on Mr. Boyle’s change in control related payments and benefits, TD Ameritrade accelerated into 2019 the vesting and settlement of 24,304 TD Ameritrade restricted stock units granted on December 5, 2019. Such accelerated vesting is subject to certain conditions, including the obligation of Mr. Boyle to repay, upon his voluntary resignation or termination for cause, the net after-tax number of shares of TD Ameritrade common stock previously delivered to him under the TD Ameritrade restricted stock units that would have been forfeited upon such termination under the original terms of the award.

The Boyle Agreement incorporates Mr. Boyle’s existing noncompetition and employee and customer nonsolicitation covenants, each of which apply for 24 months following a termination for any reason.

Reference is made to the full text of the Boyle Agreement, which will be filed as an exhibit to TD Ameritrade's next Quarterly Report on Form 10-Q.

Important Information About the Transaction and Where to Find it

In connection with the proposed transaction between Schwab and TD Ameritrade, Schwab and TD Ameritrade will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Schwab registration statement on Form S-4 that will include a joint proxy statement of Schwab and TD Ameritrade that also constitutes a prospectus of Schwab, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Schwab and TD Ameritrade. INVESTORS AND SECURITY HOLDERS OF SCHWAB AND TD AMERITRADE ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Schwab or TD Ameritrade through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Schwab or TD Ameritrade at the following:

The Charles Schwab Corporation	TD Ameritrade Holding Corporation
211 Main Street	200 South 108th Avenue
San Francisco, CA 94105	Omaha, Nebraska 68154
Attention: Investor Relations	Attention: Investor Relations
(415) 667-7000	(800) 669-3900
investor.relations@schwab.com

Schwab, TD Ameritrade, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and executive officers of Schwab, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Schwab’s Form 10-K for the year ended December 31, 2018, its proxy statement filed on March 29, 2019, and other documents subsequently filed by Schwab with the SEC. Information regarding the directors and executive officers of TD Ameritrade, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in TD Ameritrade’s Form 10-K and Form 10-K/A for the year ended September 30, 2019, and other documents subsequently filed by TD Ameritrade with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains forward-looking statements relating to the business combination transaction involving Schwab and TD Ameritrade that reflect management’s expectations as of the date hereof. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important transaction-related factors that may cause such differences include, but are not limited to, the failure of the parties to satisfy the closing conditions in the Merger Agreement in a timely manner or at all, including stockholder and regulatory approvals, and disruptions to the parties’ businesses as a result of the announcement and pendency of the Merger. Other important factors are set forth in Schwab’s and TD Ameritrade’s most recent reports on Form 10-K and Schwab’s and TD Ameritrade’s other filings with the SEC. Schwab and TD Ameritrade disclaim any obligation and do not intend to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: February 10, 2020	By:	/s/ Jon C. Peterson
Name: Jon C. Peterson
Title: Interim Chief Financial Officer